Exhibit 99.1
Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

Deluxe Highlights Multi-Year Strategy, Value Creation Drivers and
Execution Focus at Investor Day
DETAILS NORTH STAR INITIATIVE TO DRIVE INCREMENTAL $100 MILLION
OF RUN-RATE FREE CASH FLOW BY 2026

Reaffirms 2023 outlook
Provides 2024 guidance, signaling continuation of strong operating leverage
Shares line of business strategies, including growth outlook through 2026
Details execution plans via enterprise-wide North Star program

Minneapolis – December 5, 2023 – Today in New York City, Deluxe (NYSE: DLX), a Trusted Payments and Data company, is hosting its Investor Day featuring members of the company’s executive leadership team (ELT). Analysts and investors will join President and CEO Barry McCarthy and the ELT, both in-person and via live webcast, to learn more about the company’s plans to drive sustained profitable organic growth and increased free cash flow through 2026 via the recently-introduced North Star multi-year execution plan.

The formal presentations will begin at 8:30 am (EST) and will conclude at approximately 11:30 am (EST). A webcast of the live portion of the event and the accompanying presentation slides will be accessible at www.investors.deluxe.com. A replay of the webcast will be available following the event and accessible from the corporate website.

The company will reaffirm its existing guidance for 2023 and provide preliminary guidance for 2024, forecasting comparable adjusted EBITDA and comparable adjusted EPS growth to outpace revenue growth rates, consistent with both year-to-date Q3’23 results and its 2023 outlook, as follows (all figures are approximate):

Preliminary 2024 outlook:
•Revenue of $2.14 to $2.18 billion
•Adjusted EBITDA of $400 to $420 million
•Adjusted EPS of $3.10 to $3.40
•Free cash flow of $60 to $80 million

The company will also provide estimates for the results of operations for its businesses through 2026 as follows:

	Revenue	Adjusted EBITDA Margin
	2023 - 2026 Compound Annual Growth Rate %	2023	2026
Total Deluxe	0% - 3%	19%	21%
Merchant Services	7% - 10%	20%	22% - 23%
B2B Payments	3% - 7%	16%	22% - 25%
Data Solutions	6% - 10%	21%	20% - 23%
Print	(1%) - (5%)	33%	33%

Information regarding the company's anticipated updated segment structure (effective starting in 2024) can be found in the company's Current Report on Form 8-K to be filed with the SEC on December 5, 2023, including furnished exhibits.

Note that the revenue outlook guidance for 2024 does not include revenue from the payroll business, which the company has decided to exit. Because customers are expected to convert to alternate providers throughout 2024, the company is not able to estimate this revenue. The company has also not reconciled the adjusted EBITDA, adjusted EBITDA margin, adjusted EPS or free cash flow outlook guidance to the directly comparable GAAP financial measures because the company does not provide outlook guidance for net income or the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including asset impairment charges, restructuring and integration costs, gains and losses on sales of businesses and long-lived assets, and certain legal-related expenses, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

About Deluxe Corporation

Deluxe, a Trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay and get paid, accelerate growth and operate more efficiently. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2022, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.